Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Fourth Quarter and Fiscal 2017 Financial Results

  Net sales increased 40.0% from fourth quarter 2016 to $389.5 million
  Comparable store sales increased 24.4% from fourth quarter 2016
  Diluted earnings per share (“EPS”) increased 142.1% to $0.46 from $0.19 in the fourth quarter 2016; Adjusted diluted EPS increased 72.7% to $0.19 from $0.11 in the fourth quarter 2016
  Provides first quarter and full year fiscal 2018 guidance

ATLANTA--(BUSINESS WIRE)--March 1, 2018--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the fourth quarter of fiscal 2017, which ended December 28, 2017.

Tom Taylor, Chief Executive Officer, stated, “We are pleased to report our strongest quarter of the year as we close a successful fiscal 2017. Our investments in our people, innovative products, a connected customer experience, visual inspiration in-store and online, along with our unique large format stores and in-stock inventory model, continue to resonate with both consumers and professional customers. Fiscal 2017 marks our ninth consecutive year of double-digit comparable store sales growth, averaging 15% per year.”

Mr. Taylor continued, “As we look to fiscal 2018, we remain committed to improving on the strategies that have made us successful for nearly two decades. Given the strong backdrop and the fundamental strength of our business, we are going to use the benefits from tax reform to accelerate our strategic investments, which we believe will improve our competitive advantages and drive our planned net income growth for 2018 and beyond. I want to thank all of our associates who work hard every day to serve our customers and their communities. They are the key to our success.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended December 28, 2017

  Net sales increased 40.0% to $389.5 million from $278.3 million in the fourth quarter of fiscal 2016. Comparable store sales increased 24.4%, including an estimated 800 basis point benefit from post-hurricane demand in Houston.
  The Company opened three new stores during the fourth quarter of fiscal 2017, ending the quarter with 83 warehouse format stores.
  Operating income increased 62.2% to $32.4 million from $20.0 million in the fourth quarter of fiscal 2016. Operating margin increased 110 basis points to 8.3%.
  Net income increased 187.2% to $48.0 million compared to $16.7 million in the fourth quarter of fiscal 2016. Diluted EPS was $0.46 compared to $0.19 in the fourth quarter of fiscal 2016.
  Adjusted net income* increased 76.9% to $19.9 million compared to $11.3 million in the fourth quarter of fiscal 2016. Adjusted diluted EPS* was $0.19 compared to $0.11 in the fourth quarter of fiscal 2016, an increase of 72.7%.
  Adjusted EBITDA* increased 54.5% to $43.5 million compared to $28.1 million in the fourth quarter of fiscal 2016.

For the Fiscal Year Ended December 28, 2017

  Net sales increased 31.8% to $1,384.8 million from $1,050.8 million in the same period of fiscal 2016. Comparable store sales increased 16.6%, including an estimated 200 basis point benefit from post-hurricane demand in Houston.
  The Company opened 14 new stores and relocated one store during the year ending December 28, 2017.
  Operating income increased 70.4% to $117.8 million compared to $69.1 million in the same period of fiscal 2016, which included a net $10.5 million charge to reserve for a legal settlement. Operating margin increased 190 basis points to 8.5%.
  Net income increased 138.8% to $102.8 million compared to $43.0 million in the same period of fiscal 2016. Diluted EPS was $1.03 compared to $0.49 in the same period of fiscal 2016.
  Adjusted net income* increased 58.8% to $71.0 million compared to $44.7 million in the same period of fiscal 2016. Adjusted diluted EPS* was $0.69 compared to $0.45 in the same period of fiscal 2016, an increase of 53.3%.
  Adjusted EBITDA* increased 46.5% to $158.8 million compared to $108.4 million in the same period of fiscal 2016.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Balance Sheet Highlights as of December 28, 2017

  Total liquidity was $146.7 million as of December 28, 2017, which was primarily from the availability on our revolving credit facility.
  Total debt was $193.5 million as of December 28, 2017, consisting of outstanding current and long-term portions of our secured term loan and revolving credit facilities.

First Quarter and Fiscal 2018 Outlook (In millions, except per share data and store count)

Thirteen Weeks Ended
3/29/2018
Net sales	$397 - $402
Comparable store sales	14.0% to 15.0%
Diluted EPS	$0.22 - $0.23
Diluted weighted average shares outstanding	105.0
Adjusted EBITDA	$45.0 - $46.1
Warehouse format store count	84
New warehouse format stores	1

Year Ended
12/27/2018
Net sales	$1,690 - $1,730
Comparable store sales	8.5% to 11.5%
Diluted EPS	$0.91 - $1.00
Diluted weighted average shares outstanding	105.3
Adjusted EBITDA	$189.0 - $201.3
Depreciation and amortization	Approximately $48
Interest expense	Approximately $10
Tax rate	23.7%
Warehouse format store count	100
New warehouse format stores	17
Capital Expenditures	$140 - $150

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the fourth quarter fiscal 2017 financial results is scheduled for today, March 1, 2018, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours after the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13675793. The replay will be available until March 8, 2018.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Comparable Store Sales

‘‘Comparable store sales’’ includes net sales from the Company’s stores beginning on the first day of the thirteenth full fiscal month following the store’s opening. Because the Company’s e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent such fulfilling store meets the above mentioned store criteria. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by Adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended
	12/28/2017		12/29/2016		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$389,501	100.0%	$278,294	100.0%	40.0%
Cost of sales	227,127	58.3	163,548	58.8	38.9
Gross profit	162,374	41.7	114,746	41.2	41.5
Operating expenses:
Selling & store operating expenses	102,223	26.2	74,821	26.9	36.6
General & administrative expenses	25,090	6.5	17,212	6.1	45.8
Pre-opening expenses	2,660	0.7	2,743	1.0	(3.0)
Total operating expenses	129,973	33.4	94,776	34.0	37.1
Operating income	32,401	8.3	19,970	7.2	62.2
Interest expense	2,400	0.6	5,442	2.0	(55.9)
Loss on early extinguishment of debt	—	—	1,660	0.6	(100.0)
Income before income taxes	30,001	7.7	12,868	4.6	133.1
Provision for income taxes	(17,975)	(4.6)	(3,839)	(1.4)	368.2
Net income	$47,976	12.3%	$16,707	6.0%	187.2%
Basic weighted average shares outstanding	94,961		83,511
Diluted weighted average shares outstanding	104,238		88,542
Basic earnings per share	$0.51		$0.20		155.0%
Diluted earnings per share	$0.46		$0.19		142.1%

	Year Ended
	12/28/2017		12/29/2016		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$1,384,767	100.0%	$1,050,759	100.0%	31.8%
Cost of sales	812,203	58.7	621,497	59.1	30.7
Gross profit	572,564	41.3	429,262	40.9	33.4
Operating expenses:
Selling & store operating expenses	353,647	25.5	271,876	25.9	30.1
General & administrative expenses	84,661	6.1	64,025	6.1	32.2
Pre-opening expenses	16,485	1.2	13,732	1.3	20.0
Litigation settlement	—	—	10,500	1.0	(100.0)
Total operating expenses	454,793	32.8	360,133	34.3	26.3
Operating income	117,771	8.5	69,129	6.6	70.4
Interest expense	13,777	1.0	12,803	1.2	7.6
Loss on early extinguishment of debt	5,442	0.4	1,813	0.2	200.2
Income before income taxes	98,552	7.1	54,513	5.2	80.8
Provision for income taxes	(4,236)	(0.3)	11,474	1.1	(136.9)
Net income	$102,788	7.4%	$43,039	4.1%	138.8%
Basic weighted average shares outstanding	90,951		83,432
Diluted weighted average shares outstanding	99,660		88,431
Basic earnings per share	$1.13		$0.52		117.3%
Diluted earnings per share	$1.03		$0.49		110.2%

Consolidated Balance Sheets (In thousands, except share and per share data) (Unaudited)

	As of	As of
	December 28,	December 29,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$556	$451
Income taxes receivable	12,472	—
Receivables, net	54,041	34,533
Inventories, net	427,950	293,702
Prepaid expenses and other current assets	8,193	7,529
Total current assets	503,212	336,215
Fixed assets, net	220,952	150,471
Intangible assets, net	109,362	109,394
Goodwill	227,447	227,447
Other assets	7,019	7,639
Total long-term assets	564,780	494,951
Total assets	$1,067,992	$831,166
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	258,730	158,466
Accrued expenses	74,547	61,505
Income taxes payable	—	5,787
Deferred revenue	22,523	14,456
Total current liabilities	359,300	243,714
Term loans	144,562	337,243
Revolving line of credit	41,000	50,000
Deferred rent	25,570	16,750
Deferred income tax liabilities, net	27,218	28,265
Tenant improvement allowances	26,779	20,319
Other liabilities	703	592
Total long-term liabilities	265,832	453,169
Total liabilities	625,132	696,883
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 28, 2017 and December 29, 2016	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 95,509,179 shares issued and outstanding at December 28, 2017 and 76,847,116 issued and outstanding at December 29, 2016	96	77
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 28, 2017 and 395,742 shares issued and outstanding at December 29, 2016	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at December 28, 2017 and 6,275,489 shares issued and outstanding at December 29, 2016	—	6
Additional paid-in capital	323,419	117,270
Accumulated other comprehensive income (loss), net	(205)	176
Retained earnings	119,550	16,754
Total stockholders’ equity	442,860	134,283
Total liabilities and stockholders’ equity	$1,067,992	$831,166

Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Year Ended	Year Ended
	December 28,	December 29,
	2017	2016
Operating activities
Net income	$102,788	$43,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,062	28,604
Loss on early extinguishment of debt	5,442	1,813
Loss on asset disposals	128	451
Amortization of tenant improvement allowances	(3,311)	(2,561)
Deferred income taxes	(557)	(5,536)
Stock based compensation expense	4,959	3,229
Changes in operating assets and liabilities:
Receivables, net	(19,508)	(10,793)
Inventories, net	(134,248)	(21,133)
Other assets	(1,591)	(4,817)
Trade accounts payable	100,264	11,145
Accrued expenses	9,485	27,244
Income taxes	(18,259)	8,271
Deferred revenue	8,067	2,311
Deferred rent	9,243	3,870
Tenant improvement allowances	7,984	4,244
Other	259	75
Net cash provided by operating activities	109,207	89,456
Investing activities
Purchases of fixed assets	(102,253)	(74,648)
Net cash used in investing activities	(102,253)	(74,648)
Financing activities
Borrowings on revolving line of credit	236,700	171,850
Payments on revolving line of credit	(245,700)	(214,750)
Proceeds from term loans	—	362,000
Payments on term loans	(197,500)	(98,334)
Prepayment penalty on term loan extinguishment	—	(179)
Debt issuance costs	(1,559)	(10,546)
Cash dividends	—	(225,000)
Net proceeds from initial public offering	192,336	—
Proceeds from exercise of stock options	8,874	284
Net cash used in financing activities	(6,849)	(14,675)
Net increase in cash and cash equivalents	105	133
Cash and cash equivalents, beginning of the period	451	318
Cash and cash equivalents, end of the period	$556	$451
Supplemental disclosures of cash flow information
Cash paid for interest	$15,748	$6,922
Cash paid for income taxes	$14,392	$8,929
Fixed assets accrued at the end of the period	$8,521	$5,387
Fixed assets acquired as part of lease - paid for by lessor	$1,786	$2,290

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirteen Weeks Ended
	12/28/2017	12/29/2016
Diluted weighted average shares outstanding (GAAP)	104,238	88,542
Adjustments for issuance of shares at IPO	—	10,147
Adjusted diluted weighted average shares outstanding	104,238	98,689

	Year Ended
	12/28/2017	12/29/2016
Diluted weighted average shares outstanding (GAAP)	99,660	88,431
Adjustments for issuance of shares at IPO	3,289	10,147
Adjusted diluted weighted average shares outstanding	102,949	98,578

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	12/28/2017	12/29/2016
Net income (GAAP):	$47,976	$16,707
Interest due to IPO (a)	—	2,730
Term loan repricing (b)	—	483
Secondary Offering costs (c)	730	—
Hurricane disaster recovery (d)	(397)	—
Loss on early extinguishment of debt (e)	—	1,660
Tax benefit of stock option exercises (f)	(10,555)	—
Tax benefit of 2016 dividend (g)	—	(8,474)
Research and development tax credits (h)	(429)	—
Deferred tax adjustment due to tax reform (i)	(17,842)	—
Tax impact of adjustments to net income (j)	428	(1,852)
Adjusted net income	$19,911	$11,254
Adjusted diluted weighted average shares outstanding	104,238	98,689
Adjusted diluted earnings per share	$0.19	$0.11

	Year Ended
	12/28/2017	12/29/2016
Net income (GAAP):	$102,788	$43,039
Litigation settlement (k)	—	10,500
Interest due to 2016 Refinancing (l)	—	(8,784)
Interest due to IPO (a)	4,095	10,920
Term loan repricing (b)	880	1,948
Secondary Offerings costs (c)	1,712	—
Hurricane disaster expenses (d)	76	—
Loss on early extinguishment of debt (e)	5,442	1,813
Tax benefit of stock option exercises (f)	(21,771)	—
Tax benefit of option payments (m)	—	(8,474)
Research and development tax credits (h)	(429)	—
Deferred tax adjustment due to tax reform (i)	(17,842)	—
Tax impact of adjustments to net income (j)	(3,930)	(6,230)
Adjusted net income	$71,021	$44,732
Adjusted diluted weighted average shares outstanding	102,949	98,578
Adjusted diluted earnings per share	$0.69	$0.45

(a)

Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Company’s Prospectus, dated November 15, 2017 and filed with the Securities and Exchange Commission on November 16, 2017 (the “Prospectus”)).

(b)

Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility (as described in the Prospectus) on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017.

(c)	Reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on July 25, 2017 (the “July Secondary Offering”) and the November 20, 2017 Secondary Offering (the “November Secondary Offering” and, together with the July Secondary Offering, the “Secondary Offerings”). The Company did not sell any shares in the Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017. In 2016, we recorded a $1.8 million loss as a result of the non-cash write-off of certain deferred financing fees related to term borrowings at the time of the 2016 Refinancing (as described in the Prospectus).
(f)	Tax benefit due to new stock option accounting (Accounting Standards Update (“ASU”) No. 2016-09).
(g)	Tax benefit related to the 2016 Refinancing (as defined in the Prospectus).
(h)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(i)	Effect of our deferred tax rate adjustment to reflect the expected rate our deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017.
(j)	Adjustment for taxes related to pre-tax adjustments above.
(k)	Reserve for a legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.
(l)	Adjustment to interest expense due to higher debt associated with the 2016 Refinancing.
(m)	Adjustment to fiscal 2016 taxes due to $8.5 million state and federal tax benefit related to option payments.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	12/28/2017	12/29/2016
Net income (GAAP):	$47,976	$16,707
Depreciation and amortization (a)	9,227	7,151
Interest expense	2,400	5,441
Loss on early extinguishment of debt (b)	—	1,660
Income tax expense	(17,975)	(3,839)
EBITDA	41,628	27,121
Stock compensation expense (c)	1,406	1,023
Loss on asset disposal	128	—
Other (d)	332	—
Adjusted EBITDA	$43,494	$28,144

	Year Ended
	12/28/2017	12/29/2016
Net income (GAAP):	$102,788	$43,039
Depreciation and amortization (a)	33,546	25,089
Interest expense	13,777	12,803
Loss on early extinguishment of debt (b)	5,442	1,813
Income tax expense	(4,236)	11,474
EBITDA	151,317	94,218
Stock compensation expense (c)	4,959	3,229
Loss on asset disposal	128	451
Litigation settlement (e)	—	10,500
Other (d)	2,377	—
Adjusted EBITDA	$158,781	$108,398

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million. In 2016, we recorded a $1.8 million loss recorded as a result of the non-cash write-off of certain deferred financing fees related to term borrowings outstanding at the time of the 2016 Refinancing.
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks and full year ended 2017 relate to costs in connection with the IPO, Secondary Offerings, and expenses and losses, net of recoveries, from hurricanes Harvey and Irma.
(e)	Legal settlement recorded in second and third quarter 2016 related to a classwide settlement to resolve a class action lawsuit.

Guidance Reconciliation – First Quarter 2018 (In millions, except per share data) (Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirteen Weeks Ended
	3/29/2018		3/30/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	105.0	105.0	88.6
Adjustments for issuance of shares at IPO	—	—	10.1
Adjusted diluted weighted average shares outstanding	105.0	105.0	98.8

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	3/29/2018		3/30/2017
	Low End	High End	Actual
Net income (GAAP):	$23.4	$24.3	$11.1
Interest due to IPO (a)	—	—	2.7
Term loan repricing (b)	—	—	0.5
Tax impact of adjustments to net income (c)	—	—	(1.2)
Adjusted net income	$23.4	$24.3	$13.2
Adjusted weighted average shares outstanding	105.0	105.0	98.8
Adjusted diluted EPS	$0.22	$0.23	$0.13

Certain numbers may not sum due to rounding

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017.
(c)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	3/29/2018		3/30/2017
	Low End	High End	Actual
Net income (GAAP):	$23.4	$24.3	$11.1
Depreciation and amortization (a)	10.7	10.7	7.8
Interest expense	2.2	2.2	5.4
Income tax expense	7.3	7.5	6.1
EBITDA	43.6	44.7	30.4
Stock compensation expense (b)	1.4	1.4	0.9
Other (c)	—	—	0.6
Adjusted EBITDA	$45.0	$46.1	$31.9

Certain numbers may not sum due to rounding

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended March 30, 2017, relate to costs in connection with the IPO.

Guidance Reconciliation - Fiscal Year 2018 (In millions, except per share data) (Unaudited)

Adjusted diluted weighted average shares outstanding

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	105.3	105.3	99.7
Adjustments for issuance of shares at IPO	—	—	3.3
Adjusted diluted weighted average shares outstanding	105.3	105.3	102.9

Adjusted net income and Adjusted diluted EPS

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$95.8	$105.1	$102.8
Interest due to IPO (a)	—	—	4.1
Term loan repricing (b)	—	—	0.9
Secondary Offering costs (c)	—	—	1.7
Hurricane disaster expenses (d)	—	—	0.1
Loss on early extinguishment of debt (e)	—	—	5.4
Tax benefit of stock option exercises (f)	—	—	(21.8)
Research and development tax credits (g)	—	—	(0.4)
Deferred tax adjustment for tax reform (h)	—	—	(17.8)
Tax impact of adjustments to net income (i)	—	—	(3.9)
Adjusted net income	$95.8	$105.1	$71.0
Adjusted weighted average shares outstanding	105.3	105.3	102.9
Adjusted diluted EPS	$0.91	$1.00	$0.69

Certain numbers may not sum due to rounding

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017.
(c)	Reflects costs accrued in connection with the Secondary Offerings. The Company did not sell any shares in the Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Expenses and losses, net of recoveries from hurricanes Harvey and Irma recorded in 2017.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017.
(f)	Tax benefit due to stock option accounting (ASU No. 2016-09).
(g)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(h)	Effect of our deferred tax rate adjustment to reflect the expected rate our deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017.
(i)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$95.8	$105.1	$102.8
Depreciation and amortization (a)	47.5	47.5	33.5
Interest expense	9.6	9.6	13.8
Loss on early extinguishment of debt (b)	—	—	5.4
Income tax expense	29.7	32.7	(4.2)
EBITDA	182.6	194.9	151.3
Stock compensation expense (c)	6.4	6.4	5.0
Loss on asset disposal	—	—	0.1
Other (d)	—	—	2.4
Adjusted EBITDA	$189.0	$201.3	$158.8

Certain numbers may not sum due to rounding

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million.
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks and full year ended 2017 relate to costs in connection with the IPO, Secondary Offerings, and expenses and losses, net of recoveries, from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended March 29, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended March 29, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Matthew McConnell, 770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter, 203-682-8200
InvestorRelations@flooranddecor.com